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                                                             EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Cisco Systems, Inc. for the registration of 574,750 shares of its common stock of our reports dated August 13, 1996, except for Note 3 for which the date is October 14, 1996, on our audits of the consolidated financial statements and financial statement schedule of Cisco Systems, Inc. as of July 28, 1996 and July 30, 1995, and for the years ended July 28, 1996, July 30, 1995 and July 31, 1994 appearing in Cisco Systems, Inc.'s 1996 Annual Report on Form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934.


                                                 /s/ Coopers & Lybrand L.L.P.
San Jose, California
August 13, 1997